UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2013

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On January 23, 2013, Preferred Apartment Communities, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original 8-K"), reporting events on and after January 17, 2013, with regard to the acquisition of all of the common stock of the separate real estate investment trusts that indirectly owned three real estate investment properties: Ashford Park in Atlanta, Georgia ("Ashford Park"); Lake Cameron in suburban Raleigh, North Carolina ("Lake Cameron"); and McNeil Ranch in Austin, Texas ("McNeil Ranch," and collectively, the "Real Estate Investment Properties"). Ashford Park is a multifamily community consisting of 408 units located in Atlanta, Georgia, Lake Cameron is a multifamily community consisting of 328 units located in suburban Raleigh, North Carolina and McNeil Ranch is a multifamily community consisting of 192 units located in Austin, Texas. The Company amended the Original 8-K on April 3, 2013 (the "First Amended 8-K") to provide the required financial information related to its acquisition of the Real Estate Investment Properties. The Company amended the First Amended 8-K on April 4, 2013 solely to include the signature page which was inadvertently omitted. The Company hereby amends the Current Report on Form 8-K/A filed on April 4, 2013, reporting events on and after January 17, 2013, to provide first quarter 2013 pro forma financial information related to its acquisition of the Real Estate Investment Properties.

Item 9.01    Financial Statements and Exhibits

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Consolidated Financial Statements	F-1
Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2013	F-2
Notes to Unaudited Pro Forma Consolidated Statement of Operations	F-3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements have been prepared to provide pro forma information with regards to certain real estate acquisitions and financing transactions, as applicable.

The accompanying Unaudited Pro Forma Consolidated Statement of Operations of the Company is presented for the three months ended March 31, 2013 (the "Pro Forma Period"), and includes certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisitions and transactions as described in Note 1 as if they had occurred as of January 1, 2012.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results as if the transactions reflected herein had occurred on the date or been in effect during the period indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s financial statements as filed on Form 10-K for the year ended December 31, 2012 and on Form 10-Q for the interim period ended March 31, 2013.

Preferred Apartment Communities, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Three Months Ended March 31, 2013

	PAC	(Pro Forma Adjustments to reflect)
	REIT	Acquired			PAC
	Historical	Properties	Other		REIT
	(See Note 1)	(See Note 1)	(See Note 1)		Pro Forma

Revenues:
Rental revenues	$4,300,239	$571,124	$ -		$4,871,363
Other property revenues	378,790	71,884	-		450,674
Interest income on loans and notes receivable	1,311,930	26,803	-		1,338,733
Total revenues	5,990,959	669,811	-		6,660,770

Operating expenses:
Property operating and maintenance	1,069,464	199,420	-		1,268,884
Property management fees to related party	187,642	21,772	5,021	AA	214,434
Real estate taxes	449,779	86,961	-		536,740
General and administrative	115,424	12,336	-		127,760
Equity compensation to directors and executives	308,921	-	-		308,921
Depreciation and amortization	4,112,303	-	(2,108,321)	BB	2,003,982
Acquisition costs	1,107,011	-	(1,107,011)	CC	-
Management fees to related party	383,868	-	39,821	DD	423,689
Insurance, professional fees, and other expenses	300,441	11,982	-		312,423
Total operating expenses	8,034,853	332,471	(3,170,491)		5,192,833

Operating income (loss)	(2,043,894)	337,340	3,170,491		1,463,936
		-
Less interest expense	1,141,935	-	104,602	EE	1,246,537
Net loss	(3,185,829)	337,340	3,065,888		217,399

Less consolidated net loss attributable to non-controlling interests	61,486	-	(65,682)	FF	(4,196)
Net loss attributable to the Company	(3,124,343)	337,340	3,000,207		213,203

Dividends to preferred stockholders	(1,050,515)	-	(138,094)	GG	(1,188,609)
Earnings attributable to unvested restricted stock	(4,792)	-	-		(4,792)
Net loss attributable to common stockholders	$(4,179,650)	$337,340	$2,862,113		(980,197)

Net loss per share of Common Stock attributable to common stockholders, basic and diluted	$(0.79)				$(0.19)

Weighted average number of shares of Common Stock outstanding, basic and diluted	5,289,690				5,289,690

The accompanying notes are an integral part of this pro forma financial statement.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Statement of Operations
Three-month period ended March 31, 2013

1.    Basis of Presentation

Preferred Apartment Communities, Inc., or the Company, was formed as a Maryland corporation on September 18, 2009, and has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, effective with its tax year ended December 31, 2011. The Company was formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of its business strategy, the Company may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, the Company also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 10% of its total assets in other real estate related investments, as determined by its Manager (as defined below) as appropriate for the Company. The Company is externally managed and advised by Preferred Apartment Advisors, LLC, or its Manager, a Delaware limited liability company and related party.

On January 17, 2013, the Company issued 40,000 shares of its Series B Convertible Preferred Stock, or Series B Preferred Stock, at a purchase price of $1,000 per share through a private placement transaction. The net proceeds totaled approximately $37.6 million after commissions. On May 9, 2013, the common stockholders approved the issuance of Common Stock upon the conversion of the Series B Preferred Stock. As a result of such approval, the Series B Preferred Stock will be converted into 5,714,274 shares of Common Stock on May 16, 2013.The Company filed a resale registration statement on April 15, 2013 for the purpose of registering the resale of the underlying shares of Common Stock into which the shares of Series B Preferred Stock are convertible following stockholder approval. The Series B Preferred Stock pays dividends at the same rate as those declared on our Common Stock, on an as-converted basis.

On January 23, 2013, the Company acquired three multifamily communities: McNeil Ranch, a 192 unit community in Austin, Texas, for approximately $21.0 million; Lake Cameron, a 328 unit community in Raleigh, North Carolina, for approximately $30.5 million; and Ashford Park, a 408 unit community in Atlanta, Georgia for approximately $39.6 million. These three communities are referred to collectively as the Acquired Properties.

The attached Pro Forma Consolidated Statement of Operations includes four columns. The first column labeled "PAC REIT Historical" represents the actual results of operations of the Company for the three-month period ended March 31, 2013, including the actual results of the acquired properties for the period beginning with the acquisition date of January 23, 2013, through March 31, 2013. The second column, entitled "Acquired Properties" on the Pro Forma Consolidated Statement of Operations represents the actual revenues and expenses of the three newly-acquired properties for the period beginning January 1, 2013, through the day preceding the acquisition date. The "Other" column on the Pro Forma Consolidated Statement of Operations represents the pro forma adjustments required to reflect expense adjustments to reflect the debt financing, depreciation on the properties, amortization of the debt financing, additional management fees that would have been due pursuant to the third amended and restated management agreement, or Management Agreement, and the accrual of dividends on the Series B Preferred Stock Offering.

The results presented on the Pro Forma Consolidated Statement of Operations assume the Acquired Properties were acquired effective January 1, 2012 and present pro forma operating results for the three-month period ended March 31, 2013.

2. Adjustments to Unaudited Pro Forma Consolidated Statement of Operations

The adjustments to the Pro Forma Consolidated Statement of Operations for the three-month period ended March 31, 2013 are as follows:

    (AA)    Effective with the purchase of the three properties by the Company, a property management fee of 4% of monthly gross rental income is due to Preferred Apartment Advisors, LLC, or the Manager, as stipulated in the

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Statement of Operations
Three-month period ended March 31, 2013

Management Agreement. The pro forma adjustment reflects the adjustment for this additional cost to the properties for the period of January 1, 2013 through January 22, 2013.

(BB)    Reflected in the pro forma adjustment is (i) the Company's estimate of the depreciation charges that would have been incurred by the properties for the period of January 1, 2013 through January 22, 2013, which totaled $273,964 and (ii) the removal of historical amortization expense related to acquired intangible assets that were fully amortized on a pro forma basis during 2012, which totaled $2,382,285. The pro forma depreciation adjustment assumes a straight-line depreciation method using a 30 year life for buildings and five to ten years for acquired building improvements and furniture fixtures and equipment.

    (CC)    The acquisition cost adjustment is made in order to remove the actual acquisition costs related to the property acquisitions reflected in the historical financial statements, since they are nonrecurring costs of the specific acquisitions and are assumed to have been incurred in the three-month period ended March 31, 2012, the pro forma period of acquisition.

(DD)    The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the estimated asset management fee, the Company used the March 31, 2013 balance sheet, as adjusted, plus the pro forma acquisition costs incurred on the Acquired Properties. Total annual asset management fees are estimated to be approximately $1,193,000. In addition, a similar adjustment is included for general and administrative expense fees, recorded as 2% of gross revenues of the properties for the portion of 2013 preceding the acquisition date.

(EE)    Reflected in the pro forma adjustment is the Company's estimate of interest expense on the debt financings for the three newly-acquired properties, based upon the actual fixed 3.13% interest rate that was negotiated when the loans closed on January 24, 2013, for the period of January 1, 2013 through January 22, 2013. The interest rates negotiated result in an annual interest expense of $1,848,108.

    (FF)    On January 3, 2013, the 106,988 outstanding Class B Units for 2012 became fully vested and earned and automatically converted to Class A Units of the Operating Partnership. As Class A Units, they became entitled to pro-rata distributions of profit and allocations of loss as non-controlling interests of the Operating Partnership. The weighted-average percentage of ownership by the non-controlling interests was approximately 1.93% for the three-month period ended March 31, 2013. This adjustment reflects the pro-rata adjustment to the amount of net income (loss) attributable to the non-controlling interests.

(GG)    This adjustment represents an accrual of dividends payable on the Series B Preferred Stock, at the same rate and frequency as Common Stock dividends and on an as-converted basis, for the period of January 1, 2013 through January 22, 2013. For pro forma purposes, the Series B Preferred Stock was assumed to have been issued on January 1, 2012 to finance the acquisition of the acquired properties, and remained outstanding as of March 31, 2013. The adjustment presented for dividends to preferred stockholders is calculated based upon the $.145 per share Common Stock dividend actually declared.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: May 16, 2013	By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer